EXHIBIT 99.1

CB Financial Services, Inc.
Announces Fourth Quarter and Full Year 2025 Financial Results and
Declares Quarterly Cash Dividend Increase of 8%

WASHINGTON, PA., January 27, 2026 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced its fourth quarter and 2025 financial results.

	Three Months Ended					Year Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
(Dollars in thousands, except per share data) (Unaudited)

Net Income (Loss) (GAAP)	$4,742	$(5,696)	$3,949	$1,909	$2,529	$4,903	$12,594
Net Income Adjustments	(943)	9,623	—	808	(562)	9,489	(1,830)
Adjusted Net Income (Non-GAAP) (1)	$3,799	$3,927	$3,949	$2,717	$1,967	$14,392	$10,764

Earnings (Loss) per Common Share - Diluted (GAAP)	$0.89	$(1.07)	$0.74	$0.35	$0.46	$0.92	$2.38
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.72	$0.74	$0.74	$0.50	$0.35	$2.71	$2.03

Income (Loss) Before Income Tax Expense (GAAP)	$5,270	$(7,020)	$4,715	$2,336	$3,051	$5,300	$15,343
Net Provision (Recovery) for Credit Losses	362	259	8	(40)	683	589	570
Pre-Provision Net Revenue (“PPNR”)	$5,632	$(6,761)	$4,723	$2,296	$3,734	$5,889	$15,913
Net Income Adjustments	(765)	11,752	—	1,023	(711)	12,011	(2,086)
Adjusted PPNR (Non-GAAP) (1)	$4,867	$4,991	$4,723	$3,319	$3,023	$17,900	$13,827
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted as presented later in this Press Release.
2025 Fourth Quarter Financial Highlights
•Total assets were $1.55 billion at December 31, 2025, an increase of $2.2 million from September 30, 2025. Cash balances and an increase in deposits funded strong commercial and industrial, commercial real estate and construction loan production and investment security purchases. The Bank continues to focus efforts on repositioning the balance sheet to maximize earnings while maintaining its historic risk profile. These strategic movements include:
◦Effectively managing cash and liquidity.
◦Redeploying repayments of indirect automobile and residential mortgage loans into higher-yielding commercial loan products. Commercial loans totaled 61.3% of the Bank’s loan portfolio at December 31, 2025 compared to 54.7% at December 31, 2024.
◦Changing the Bank’s deposit mix by focusing on growth in lower cost core deposit relationships and reducing reliance on higher priced funding.
•Net interest margin (NIM) improved to 3.76% for the three months ended December 31, 2025 compared to 3.64% for the three months ended September 30, 2025. Main factors impacting the improved NIM included:
◦An increase in the yield on earning assets to 5.48% from 5.41%. This was primarily due to the Bank implementing a balance sheet repositioning strategy of its portfolio of available-for-sale investment securities during the quarter ended September 30, 2025, in which $129.6 million in book value of lower-yielding investment securities with an average yield of 2.87% were sold for an $11.8 million loss ($9.3 million after-tax). Investment securities sold included $121.1 million of mortgage-backed securities/collateralized mortgage obligations issued by the U.S. government-sponsored agencies, $5.0 million of U.S. government agency securities and $3.5 million of municipal securities. The Bank then purchased $117.8 million of higher-yielding mortgage-backed securities/collateralized mortgage obligations issued by U.S government-sponsored agencies, municipal securities, subordinated debt investments and non-agency guaranteed securitizations with an expected tax-equivalent yield of approximately

EXHIBIT 99.1

5.43%. This strategy is expected to add nearly 19 basis points to net interest margin and approximately $0.40 to annual earnings per share. The positive impact of the balance sheet repositioning strategies have offset the effect of recent target federal funds rate cuts on asset repricing.
◦A reduction in the cost of funds to 1.78% from 1.86% resulting from the favorable change in the Bank’s deposit mix coupled with disciplined deposit pricing and the recent reductions in the target federal funds rate.
•Noninterest expenses increased $740,000 to $9.9 million for the three months ended December 31, 2025 compared to $9.2 million for the three months ended September 30, 2025. This increase was driven by increases in salaries and employee benefits resulting primarily from additions to the Bank’s Treasury personnel, contracted services due to compensation consulting and loan review services and data processing due to the implementation of enhanced treasury and commercial banking platforms.
•Asset quality remains strong as nonperforming loans to total loans was 0.46% at December 31, 2025.
•Book value per share and tangible book value per share (Non-GAAP) was $31.28 and $29.35, respectively at December 31, 2025. The improvements since year-end 2024 resulted from increased equity due to the decrease in accumulated other comprehensive losses resulting from the securities repositioning strategy and current period net income, partially offset by treasury shares repurchased under the Company’s stock repurchase program and the payment of dividends.
•The Bank remains well-capitalized and is positioned for future growth.

Management Commentary
President and CEO John H. Montgomery commented, “We delivered solid fourth quarter results, benefiting from net interest margin expansion and the balance sheet optimization efforts completed in the prior quarter. Our loan portfolio expanded with strong growth in relationship-driven commercial lending, while we achieved healthy deposit growth and an improved deposit mix through our continued focus on building strong core banking relationships. Net interest margin expansion was driven primarily by a reduced cost of funds, reflecting a more favorable deposit mix, disciplined deposit pricing and recent federal funds rate cuts. Additionally, the yield on earning assets increased, supported by our balance sheet repositioning, which effectively mitigated the effects of rate reductions on asset repricing.

Given economic uncertainties, we remain committed to prudent financial management through a cautious approach to our balance sheet and rigorous oversight of our lending operations. Since year-end 2024, total loans have increased by $69.6 million, or 6.4%, with commercial real estate and commercial and industrial loans as the main drivers of expansion. This growth is somewhat tempered by reductions in consumer, construction and residential real estate lending segments. The uptick in borrowing activity we observed during the quarter was promising, with loan production totaling $204.6 million against $97.6 million in payoffs over the past year. Our asset quality continues to be strong, with nonperforming loans representing 0.46% of total loans and allowance for credit losses covering 190.5% of nonperforming assets at quarter-end. These results reflect our ongoing commitment to stringent risk assessment and high lending standards.

During the fourth quarter, we completed the build out of our Specialty Treasury Payments & Services program, a key pillar of our long-term strategy to drive sustainable revenue growth and expand our core deposit base. With the necessary treasury products, talent, and technology infrastructure now in place, the program is fully deployed. While onboarding new customers will take time, we anticipate meaningful progress during the first quarter. We view this as a high-value investment that we expect will enhance our franchise's strength, efficiency and scalability while generating significant revenue growth over time.

As part of our growth strategy for 2026, we're investing in building out our mortgage lending group to capture greater market share in this important product category. Expanding our mortgage capabilities in our primary market will enhance customer relationships, diversify our revenue streams and create new cross-selling opportunities. We are committed to becoming a leader in the mortgage market, and this initiative aligns with our relationship-banking model and extends our core deposit and lending capabilities.

As we look ahead to 2026, we remain confident in our strategic direction and believe we are well-positioned to sustain momentum and drive continued earnings growth.”

Dividend Declaration
The Company’s Board of Directors has approved a 7.7% increase in the regular quarterly dividend by declaring a $0.28 quarterly cash dividend per outstanding share of common stock, payable on or about February 27, 2026, to stockholders of record as of the close of business on February 13, 2026.

2025 Fourth Quarter Financial Review
Net Interest and Dividend Income
Net interest and dividend income increased $2.3 million, or 19.9%, to $13.8 million for the three months ended December 31, 2025 compared to $11.5 million for the three months ended December 31, 2024.

•Net Interest Margin (NIM) (GAAP) increased to 3.76% for the three months ended December 31, 2025 compared to 3.12% for the three months ended December 31, 2024. Fully tax equivalent (FTE) NIM (Non-GAAP) increased 67 basis points (“bps”) to 3.80% for the three months ended December 31, 2025 compared to 3.13% for the three months ended December 31, 2024.
•Interest and dividend income increased $561,000, or 2.9%, to $20.0 million for the three months ended December 31, 2025 compared to $19.4 million for the three months ended December 31, 2024.
◦Interest income on loans increased $1.1 million, or 7.7%, to $16.1 million for the three months ended December 31, 2025 compared to $14.9 million for the three months ended December 31, 2024. The average balance of loans increased $72.4 million to $1.14 billion from $1.07 billion, causing an $1.1 million increase in interest income on loans. Additionally, the average yield on loans increased 3 bps to 5.62% from 5.59% despite a 100 bp reduction in the federal funds rate since December 2024. While this led to the downward repricing of adjustable rate loans, the impact was negated by a reduction in lower yielding consumer loans due to the discontinuation of the indirect automobile loan product with the redeployment of those funds into higher yielding commercial loan products. The increase in the average yield caused a $81,000 increase in interest income on loans.
◦Interest income on investment securities increased $354,000, or 11.4%, to $3.5 million for the three months ended December 31, 2025 compared to $3.1 million for the three months ended December 31, 2024 driven by a 79 bp increase in average yields, partially offset by a $7.3 million decrease in average balances. These changes were primarily due to the securites repositioning strategy.
◦Interest income on interest-earning deposits at other banks decreased $954,000 to $384,000 for the three months ended December 31, 2025 compared to $1.3 million for the three months ended December 31, 2024 driven by a 95 bp decrease in the average yield and a $73.0 million decrease in average balances. The decrease in the yield was directly related to the Federal Reserve’s reductions in the target federal funds rate while the decrease in the volume was due to the funding of loans.
•Interest expense decreased $1.7 million, or 21.9%, to $6.2 million for the three months ended December 31, 2025 compared to $7.9 million for the three months ended December 31, 2024.
◦Interest expense on deposits decreased $1.7 million, or 22.6%, to $5.8 million for the three months ended December 31, 2025 compared to $7.5 million for the three months ended December 31, 2024. The cost of interest-bearing deposits declined 61 bps to 2.18% for the three months ended December 31, 2025 from 2.79% for the three months ended December 31, 2024 due to the change in the deposit mix and the recent Federal Reserve federal funds target rate decreases. The decrease in the cost of interest-bearing deposits accounted for a $1.6 million decrease in interest expense. Average interest-bearing deposit balances decreased $13.2 million, or 1.2%, to $1.05 billion as of December 31, 2025 compared to $1.07 billion as of December 31, 2024, primarily as the Bank strategically reduced time deposit only relationships. The decrease in average balances accounted for a $67,000 decrease in interest expense.
Provision for Credit Losses
A provision for credit losses of $362,000 was recorded for the three months ended December 31, 2025. The provision for credit losses on loans was $265,000 and was primarily due to additional reserves required for overall loan growth and charge-offs, partially offset by favorable changes in maximum loss rates utilized in the allowance model. Additionally, the provision for credit losses on unfunded commitments was $97,000 and was due to an increase in unfunded commitments. This compared to a provision for credit losses of $683,000 recorded for the three months ended December 31, 2024 as the provision for credit losses on loans was $483,000 primarily due to loan growth, increases in the loss rate and qualitative adjustments on construction and land development loans and an increase in qualitative adjustments on residential real estate loans, partially offset by a payoff of an impaired loan, and the provision for credit losses on unfunded commitments was $200,000 due to an increase in the loss rate on construction loans.

Noninterest Income
Noninterest income increased $74,000, or 4.5%, to $1.73 million for the three months ended December 31, 2025, compared to $1.66 million for the three months ended December 31, 2024 primarily due to a $125,000 increase in service fees related to corporate deposit and Individual Covered Health Reimbursement Arrangement accounts and a $40,000 gain on the sale of assets related to the sale of a Bank storage facility recognized during the three months ended December 31, 2025, partially offset by a $94,000 decrease in other income related to hedge fees.

Noninterest Expense
Noninterest expense increased $470,000, or 5.0%, to $9.9 million for the three months ended December 31, 2025 compared to $9.5 million for the three months ended December 31, 2024. Salaries and benefits increased $584,000, or 11.1%, to $5.8 million primarily due to revenue producing staff additions, merit increases and higher incentive compensation costs, partially offset by savings realized due to the reduction in force implemented earlier this year. Other noninterest expense increased $85,000 due to increases in travel, conference and entertainment expenses related to sales activities and an increase in check fraud losses. Equipment expense increased $69,000 due to higher depreciation and maintenance expenses associated with interactive teller machines, security system upgrades and other equipment placed into service in late 2024. These increases were partially offset as intangible amortization decreased $88,000 as the Bank’s core deposit intangibles were fully amortized in 2024. Occupancy expense decreased $79,000 due to certain property management cost savings initiatives implemented in 2025. Data processing expense decreased $42,000 due to costs associated with the implementation of a new loan origination system and financial dashboard platform during mid-2024.

Statement of Financial Condition Review

Assets
Total assets increased $66.1 million, or 4.5%, to $1.55 billion at December 31, 2025, compared to $1.48 billion at December 31, 2024.
•Cash and due from banks decreased $17.9 million, or 36.1%, to $31.7 million at December 31, 2025, compared to $49.6 million at December 31, 2024, due to funding loan growth.
•Securities increased $17.7 million, or 6.8%, to $279.9 million at December 31, 2025, compared to $262.2 million at December 31, 2024. This was primarily due to the Bank implementing a balance sheet repositioning strategy of its portfolio of available-for-sale investment securities during the quarter ended September 30, 2025, in which $129.6 million in book value of lower-yielding investment securities with an average yield of 2.87% were sold for an $11.8 million loss ($9.3 million after-tax). Investment securities sold included $121.1 million of mortgage-backed securities/collateralized mortgage obligations issued by the U.S. government-sponsored agencies, $5.0 million of U.S. government agency securities and $3.5 million of municipal securities. The Bank then purchased $117.8 million of higher-yielding mortgage-backed securities/collateralized mortgage obligations issued by U.S government-sponsored agencies, municipal securities, subordinated debt investments and non-agency guaranteed securitizations with an expected tax-equivalent yield of approximately 5.43%. This strategy is expected to add nearly 19 basis points to net interest margin and approximately $0.40 to annual earnings per share.
Loans and Credit Quality
•Total loans increased $69.6 million, or 6.4%, to $1.2 billion compared to $1.1 billion, and included increases in commercial real estate and commercial and industrial loans of $66.7 million and $49.0 million, respectively, partially offset by decreases in consumer, construction and residential real estate loans of $27.6 million, $9.3 million and $8.8 million, respectively. The decrease in consumer loans resulted from a reduction in indirect automobile loan production due to the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products. Excluding the $29.6 million decrease in indirect automobile loans, total loans increased $99.3 million, or 9.6%. Loan production totaled $204.6 million while $97.6 million of loans were paid off since December 31, 2024.
•Nonperforming loans, which include nonaccrual loans and accruing loans past due 90 days or more, were $5.3 million at December 31, 2025 and $1.8 million at December 31, 2024. Nonperforming loans to total loans ratio was 0.46% at December 31, 2025 and 0.16% at December 31, 2024. The increase in nonperforming loans was due to the addition of two loan relationships to nonaccrual status during the year. The first relationship consists of three residential real estate loans totaling $2.1 million which are well-secured with first liens on multiple rental properties. The Bank has executed assignments of rents and leases, is in the process of foreclosure on the properties and currently does not expect to incur losses on the loans. The second is a $2.0 million commercial real estate loan fully secured by an owner-occupied distribution warehouse, which is currently under a sales agreement, and other assets of the borrower. The Bank is currently working with the borrower to achieve a successful resolution and expects to be repaid in full in 2026.
•The allowance for credit losses (ACL) was $10.1 million at December 31, 2025 and $9.8 million at December 31, 2024. As a result, the ACL to total loans was 0.87% at December 31, 2025 and 0.90% at December 31, 2024. During the current year, the Company recorded a net provision for credit losses of $589,000. The ACL to nonperforming assets was 190.5% at December 31, 2025 and 548.1% at December 31, 2024.
•Net charge-offs for the three months ended December 31, 2025 were $295,000, or 0.10% of average loans on an annualized basis. Net charge-offs for the three months ended December 31, 2024 were $157,000, or 0.06% of average loans on an annualized basis. Net charge-offs for the year ended December 31, 2025 were $223,000. Net charge-offs for the year ended December 31, 2024 were $281,000.

Liabilities
Total liabilities increased $56.0 million, or 4.2%, to $1.4 billion at December 31, 2025 compared to $1.3 billion at December 31, 2024.
Deposits
•Total deposits increased $56.3 million, or 4.4%, to $1.34 billion as of December 31, 2025 compared to $1.28 billion at December 31, 2024. Interest-bearing demand, non interest-bearing demand and time deposits increased $40.4 million, $23.8 million and $15.6 million, respectively, while money market and savings deposits decreased $22.3 million and $1.2 million, respectively. This favorable change in the deposit mix occurred as the Bank continues to focus on building core banking relationships while strategically reducing higher priced funding. Brokered time deposits totaled $98.5 million as of December 31, 2025 and $39.0 million as of December 31, 2024, all of which mature within three months and were utilized to fund the purchase of floating rate CLO securities. At December 31, 2025, FDIC insured deposits totaled approximately 59.5% of total deposits while an additional 15.7% of total deposits were collateralized with investment securities.
Stockholders’ Equity
Stockholders’ equity increased $10.2 million, or 6.9%, to $157.5 million at December 31, 2025, compared to $147.4 million at December 31, 2024. The key factors positively impacting stockholders’ equity was a $13.8 million decrease in accumulated other comprehensive loss resulting primarily from the securities repositioning strategy, $2.6 million of shares issued as a result of stock option exercises and $4.9 million of net income for the current year, partially offset by $6.8 million of treasury shares purchased under the stock repurchase program and the payment of $5.1 million in dividends since December 31, 2024.
Book value per share
Book value per common share was $31.28 at December 31, 2025 compared to $28.71 at December 31, 2024, an increase of $2.57.

Tangible book value per common share (Non-GAAP) was $29.35 at December 31, 2025, compared to $26.82 at December 31, 2024, an increase of $2.53.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.cb.bank.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Assets
Cash and Due From Banks	$31,693	$55,890	$64,506	$61,274	$49,572
Securities	279,895	272,559	267,171	258,699	262,153
Loans Held for Sale	—	107	512	230	900
Loans
Real Estate:
Residential	329,237	333,430	329,324	334,744	337,990
Commercial	552,180	539,395	513,197	497,316	485,513
Construction	45,419	38,905	40,680	54,597	54,705
Commercial and Industrial	161,081	143,919	138,221	107,419	112,047
Consumer	42,876	49,581	57,376	61,854	70,508
Other	31,467	38,156	32,026	32,564	31,863
Total Loans	1,162,260	1,143,386	1,110,824	1,088,494	1,092,626
Allowance for Credit Losses	(10,116)	(10,146)	(9,722)	(9,819)	(9,805)
Loans, Net	1,152,144	1,133,240	1,101,102	1,078,675	1,082,821
Premises and Equipment, Net	19,646	19,896	20,223	20,392	20,708
Bank-Owned Life Insurance	24,812	24,660	24,506	24,358	24,209
Goodwill	9,732	9,732	9,732	9,732	9,732
Accrued Interest Receivable and Other Assets	29,771	29,430	30,232	30,096	31,469
Total Assets	$1,547,693	$1,545,514	$1,517,984	$1,483,456	$1,481,564

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$291,745	$291,882	$278,685	$267,392	$267,896
Interest-Bearing Demand Accounts	357,134	365,976	353,448	341,212	316,764
Money Market Accounts	209,166	206,166	225,141	228,005	231,458
Savings Accounts	169,307	169,005	172,021	176,722	170,530
Time Deposits	312,453	301,391	280,137	267,766	296,869
Total Deposits	1,339,805	1,334,420	1,309,432	1,281,097	1,283,517

Other Borrowings	34,758	34,748	34,738	34,728	34,718
Accrued Interest Payable and Other Liabilities	15,593	23,881	25,452	19,342	15,951
Total Liabilities	1,390,156	1,393,049	1,369,622	1,335,167	1,334,186

Stockholders’ Equity	157,537	152,465	148,362	148,289	147,378
Total Liabilities and Stockholders’ Equity	$1,547,693	$1,545,514	$1,517,984	$1,483,456	$1,481,564

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended					Year Ended
Selected Operating Data	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Interest and Dividend Income:
Loans, Including Fees	$16,077	$15,973	$15,492	$14,528	$14,930	$62,070	$59,383
Securities:
Taxable	3,035	2,848	2,860	2,777	3,096	11,520	11,533
Tax-Exempt	415	146	—	—	—	561	—
Dividends	7	7	9	28	27	51	110
Other Interest and Dividend Income	458	367	399	514	1,378	1,737	5,105
Total Interest and Dividend Income	19,992	19,341	18,760	17,847	19,431	75,939	76,131
Interest Expense:
Deposits	5,802	5,810	5,721	6,111	7,492	23,445	28,441
Short-Term Borrowings	—	68	108	23	—	199	—
Other Borrowings	364	364	391	402	407	1,520	1,622
Total Interest Expense	6,166	6,242	6,220	6,536	7,899	25,164	30,063
Net Interest and Dividend Income	13,826	13,099	12,540	11,311	11,532	50,775	46,068
Provision (Recovery) for Credit Losses - Loans	265	336	(136)	68	483	534	379
Provision (Recovery) for Credit Losses - Unfunded Commitments	97	(77)	144	(108)	200	55	191
Net Interest and Dividend Income After Net Provision (Recovery) for Credit Losses	13,464	12,840	12,532	11,351	10,849	50,186	45,498
Noninterest Income:
Service Fees	585	574	559	462	460	2,180	1,680
Insurance Commissions	1	1	1	1	1	4	6
Other Commissions	60	63	66	63	63	252	251
Net Gain on Sale of Loans	6	50	26	22	3	105	52
Net Gain (Loss) on Securities	14	(11,752)	—	(69)	3	(11,807)	51
Net Gain on Purchased Tax Credits	4	4	4	4	12	14	49
Gain on Sale of Subsidiary	—	—	—	—	—	—	138
Net Gain on Disposal of Premises and Equipment	40	—	—	—	—	40	274
Income from Bank-Owned Life Insurance	152	154	148	149	152	603	594
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	—	—	915
Other Income	867	229	127	155	961	1,379	1,484
Total Noninterest Income (Loss)	1,729	(10,677)	931	787	1,655	(7,230)	5,494
Noninterest Expense:
Salaries and Employee Benefits	5,842	5,247	5,088	6,036	5,258	22,213	18,821
Occupancy	573	574	616	750	652	2,513	3,096
Equipment	382	367	372	330	313	1,452	1,155
Data Processing	790	708	761	797	832	3,055	3,308
Federal Deposit Insurance Corporation Assessment	171	173	203	176	172	724	639
Pennsylvania Shares Tax	242	306	143	257	301	948	1,161
Contracted Services	481	371	382	310	522	1,543	1,623
Legal and Professional Fees	234	411	117	262	268	1,024	985
Advertising	192	132	124	119	137	566	484
Other Real Estate Owned	55	8	1	—	34	65	50
Amortization of Intangible Assets	—	—	—	—	88	—	958
Other Expense	961	886	941	765	876	3,553	3,369
Total Noninterest Expense	9,923	9,183	8,748	9,802	9,453	37,656	35,649
Income (Loss) Before Income Tax Expense	5,270	(7,020)	4,715	2,336	3,051	5,300	15,343
Income Tax Expense (Benefit)	528	(1,324)	766	427	522	397	2,749
Net Income (Loss)	$4,742	$(5,696)	$3,949	$1,909	$2,529	$4,903	$12,594

	Three Months Ended					Year Ended
Per Common Share Data	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Dividends Per Common Share	$0.26	$0.26	$0.25	$0.25	$0.25	$1.02	$1.00
Earnings (Loss) Per Common Share - Basic	0.95	(1.14)	0.79	0.37	0.49	0.97	2.45
(Loss) Earnings Per Common Share - Diluted	0.89	(1.07)	0.74	0.35	0.46	0.92	2.38

Weighted Average Common Shares Outstanding - Basic	5,015,025	4,985,188	5,022,813	5,125,577	5,126,782	5,036,706	5,134,092
Weighted Average Common Shares Outstanding - Diluted	5,304,685	5,319,594	5,332,026	5,471,006	5,544,829	5,306,916	5,302,522

	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Common Shares Outstanding	5,036,509	4,998,383	4,972,300	5,099,069	5,132,654
Book Value Per Common Share	$31.28	$30.50	$29.84	$29.08	$28.71
Tangible Book Value per Common Share (1)	29.35	28.56	27.88	27.17	26.82
Stockholders’ Equity to Assets	10.2%	9.9%	9.8%	10.0%	9.9%
Tangible Common Equity to Tangible Assets (1)	9.6	9.3	9.2	9.4	9.4

	Three Months Ended					Year Ended
Selected Financial Ratios (2)	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
Return on Average Assets	1.22%	(1.50)%	1.06%	0.53%	0.65%	0.33%	0.84%
Return on Average Equity	12.14	(15.15)	10.76	5.24	6.80	3.27	8.77
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	134.05	134.42	135.33	134.70	133.33	134.62	134.78
Average Equity to Average Assets	10.02	9.93	9.88	10.07	9.63	9.97	9.56
Net Interest Rate Spread	3.18	3.05	2.91	2.61	2.41	2.95	2.47
Net Interest Rate Spread (FTE) (1)	3.23	3.08	2.93	2.63	2.42	2.97	2.48
Net Interest Margin	3.76	3.64	3.54	3.27	3.12	3.55	3.19
Net Interest Margin (FTE) (1)	3.80	3.67	3.55	3.28	3.13	3.58	3.20
Net Charge-Offs (Recoveries) to Average Loans	0.10	(0.03)	(0.01)	0.02	0.06	0.02	0.03
Efficiency Ratio	63.79	379.15	64.94	81.02	71.68	86.48	69.14

Asset Quality Ratios	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Allowance for Credit Losses to Total Loans	0.87%	0.89%	0.88%	0.90%	0.90%
Allowance for Credit Losses to Nonperforming Loans (3)	190.51	464.99	550.20	414.48	548.07
Delinquent and Nonaccrual Loans to Total Loans (4)	0.89	0.59	0.49	0.54	0.72
Nonperforming Loans to Total Loans (3)	0.46	0.19	0.16	0.22	0.16
Nonperforming Assets to Total Assets (5)	0.34	0.15	0.13	0.16	0.12

Capital Ratios (6)	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
Common Equity Tier 1 Capital (to Risk Weighted Assets)	13.92%	14.19%	15.28%	14.94%	14.78%
Tier 1 Capital (to Risk Weighted Assets)	13.92	14.19	15.28	14.94	14.78
Total Capital (to Risk Weighted Assets)	14.89	15.20	16.29	15.95	15.79
Tier 1 Leverage (to Adjusted Total Assets)	10.15	10.06	10.49	10.36	9.98
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(5)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(6)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	December 31, 2025			September 30, 2025			June 30, 2025			March 31, 2025			December 31, 2024
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,138,734	$16,145	5.62%	$1,120,036	$16,034	5.68%	$1,098,698	$15,549	5.68%	$1,075,083	$14,584	5.50%	$1,066,304	$14,975	5.59%
Debt Securities
Taxable	241,449	3,035	5.03	259,196	2,848	4.40	284,499	2,860	4.02	278,362	2,777	3.99	284,002	3,096	4.36
Tax-Exempt	35,243	525	5.96	12,461	185	5.94	—	—	—	—	—	—	—	—	—
Equity Securities	1,000	7	2.80	1,000	7	2.80	1,000	9	3.60	2,674	28	4.19	2,693	27	4.01
Interest-Earning Deposits at Banks	41,222	384	3.73	29,682	293	3.95	33,564	331	3.94	45,056	459	4.07	114,245	1,338	4.68
Other Interest-Earning Assets	2,998	74	9.79	3,972	74	7.39	3,767	68	7.24	3,196	55	6.98	3,070	40	5.18
Total Interest-Earning Assets	1,460,646	20,170	5.48	1,426,347	19,441	5.41	1,421,528	18,817	5.31	1,404,371	17,903	5.17	1,470,314	19,476	5.27
Noninterest-Earning Assets	85,605			75,480			67,513			63,324			65,786
Total Assets	$1,546,251			$1,501,827			$1,489,041			$1,467,695			$1,536,100
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$367,382	$1,850	2.00%	$350,232	$1,835	2.08%	$334,752	$1,677	2.01%	$317,799	$1,526	1.95%	$328,129	$1,838	2.23%
Money Market Accounts	212,212	1,232	2.30	211,660	1,401	2.63	238,195	1,747	2.94	230,634	1,726	3.04	227,606	1,821	3.18
Savings Accounts	168,853	45	0.11	171,188	43	0.10	174,055	42	0.10	172,322	41	0.10	170,612	45	0.10
Time Deposits	306,395	2,675	3.46	287,646	2,531	3.49	259,506	2,255	3.49	285,093	2,818	4.01	341,686	3,788	4.41
Total Interest-Bearing Deposits	1,054,842	5,802	2.18	1,020,726	5,810	2.26	1,006,508	5,721	2.28	1,005,848	6,111	2.46	1,068,033	7,492	2.79
Short-Term Borrowings	16	—	4.71	5,655	68	4.77	9,143	108	4.74	1,985	23	4.70	—	—	—
Other Borrowings	34,754	364	4.16	34,743	364	4.16	34,733	391	4.52	34,723	402	4.70	34,713	407	4.66
Total Interest-Bearing Liabilities	1,089,612	6,166	2.25	1,061,124	6,242	2.33	1,050,384	6,220	2.38	1,042,556	6,536	2.54	1,102,746	7,899	2.85
Noninterest-Bearing Demand Deposits	285,269			271,462			270,729			265,522			267,598
Total Funding and Cost of Funds	1,374,881		1.78	1,332,586		1.86	1,321,113		1.89	1,308,078		2.03	1,370,344		2.29
Other Liabilities	16,367			20,120			20,789			11,854			17,883
Total Liabilities	1,391,248			1,352,706			1,341,902			1,319,932			1,388,227
Stockholders' Equity	155,003			149,121			147,139			147,763			147,873
Total Liabilities and Stockholders' Equity	$1,546,251			$1,501,827			$1,489,041			$1,467,695			$1,536,100
Net Interest Income (FTE) (Non-GAAP) (3)		$14,004			$13,199			$12,597			$11,367			$11,577
Net Interest-Earning Assets (4)	371,034			365,223			371,144			361,815			367,568
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			3.23%			3.08%			2.93%			2.63%			2.42%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.80			3.67			3.55			3.28			3.13
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Year Ended
	December 31, 2025			December 31, 2024
	Average Balance	Interest and Dividends	Yield /Cost	Average Balance	Interest and Dividends	Yield / Cost
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (1)	$1,108,344	$62,313	5.62%	$1,073,601	$59,544	5.55%
Debt Securities
Taxable	265,757	11,520	4.33	268,604	11,533	4.29
Exempt From Federal Tax	12,024	710	5.90	—	—	—
Marketable Equity Securities	1,413	51	3.61	2,693	110	4.08
Interest-Earning Deposits at Banks	37,349	1,467	3.93	96,474	4,831	5.01
Other Interest-Earning Assets	3,484	270	7.75	3,142	274	8.72
Total Interest-Earning Assets	1,428,371	76,331	5.34	1,444,514	76,292	5.28
Noninterest-Earning Assets	73,211			57,986
Total Assets	$1,501,582			$1,502,500

Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$342,698	$6,888	2.01%	$326,073	$7,414	2.27%
Savings Accounts	171,594	171	0.10	180,647	202	0.11
Money Market Accounts	223,093	6,107	2.74	215,864	6,706	3.11
Time Deposits	284,727	10,279	3.61	314,510	14,119	4.49
Total Interest-Bearing Deposits	1,022,112	23,445	2.29	1,037,094	28,441	2.74
Short-Term Borrowings	4,199	199	4.74	—	—	—
Other Borrowings	34,738	1,520	4.38	34,697	1,622	4.67
Total Interest-Bearing Liabilities	1,061,049	25,164	2.37	1,071,791	30,063	2.80
Noninterest-Bearing Demand Deposits	273,295			270,528
Total Funding and Cost of Funds	1,334,344		1.89	1,342,319		2.24
Other Liabilities	17,463			16,559
Total Liabilities	1,351,807			1,358,878
Stockholders' Equity	149,775			143,622
Total Liabilities and Stockholders' Equity	$1,501,582			$1,502,500
Net Interest Income (FTE) (Non-GAAP) (2)		51,167			46,229
Net Interest-Earning Assets (3)	367,322			372,723
Net Interest Rate Spread (FTE) (Non-GAAP) (2)(4)			2.97%			2.48%
Net Interest Margin (FTE) (Non-GAAP) (2)(5)			3.58			3.20
(1)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(2)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(3)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24
(Dollars in thousands, except share and per share data) (Unaudited)

Total Assets (GAAP)	$1,547,693	$1,545,514	$1,517,984	$1,483,456	$1,481,564
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)
Tangible Assets (Non-GAAP) (Numerator)	$1,537,961	$1,535,782	$1,508,252	$1,473,724	$1,471,832
Stockholders' Equity (GAAP)	$157,537	$152,465	$148,362	$148,289	$147,378
Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,732)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$147,805	$142,733	$138,630	$138,557	$137,646
Stockholders’ Equity to Assets (GAAP)	10.2%	9.9%	9.8%	10.0%	9.9%
Tangible Common Equity to Tangible Assets (Non-GAAP)	9.6%	9.3%	9.2%	9.4%	9.4%
Common Shares Outstanding (Denominator)	5,036,509	4,998,383	4,972,300	5,099,069	5,132,654
Book Value per Common Share (GAAP)	$31.28	$30.50	$29.84	$29.08	$28.71
Tangible Book Value per Common Share (Non-GAAP)	$29.35	$28.56	$27.88	$27.17	$26.82

	Three Months Ended					Year Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP)	$4,742	$(5,696)	$3,949	$1,909	$2,529	$4,903	$12,594
Amortization of Intangible Assets, Net	—	—	—	—	88	—	958
Adjusted Net Income (Loss) (Non-GAAP) (Numerator)	$4,742	$(5,696)	$3,949	$1,909	$2,617	$4,903	$13,552
Annualization Factor	3.97	3.97	4.01	4.06	3.98	1.00	1.00
Average Stockholders' Equity (GAAP)	$155,003	$149,121	$147,139	$147,763	$147,873	$149,775	$143,622
Average Goodwill and Intangible Assets, Net	(9,732)	(9,732)	(9,732)	(9,732)	(9,758)	(9,732)	(10,134)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$145,271	$139,389	$137,407	$138,031	$138,115	$140,043	$133,488
Return on Average Equity (GAAP)	12.14%	(15.15)%	10.76%	5.24%	6.80%	3.27%	8.77%
Return on Average Tangible Common Equity (Non-GAAP)	12.95%	(16.21)%	11.53%	5.61%	7.54%	3.50%	10.15%

	Three Months Ended					Year Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$19,992	$19,341	$18,760	$17,847	$19,431	$75,939	$76,131
Adjustment to FTE Basis	178	100	57	56	45	392	161
Interest Income (FTE) (Non-GAAP)	20,170	19,441	18,817	17,903	19,476	76,331	76,292
Interest Expense (GAAP)	6,166	6,242	6,220	6,536	7,899	25,164	30,063
Net Interest Income (FTE) (Non-GAAP)	$14,004	$13,199	$12,597	$11,367	$11,577	$51,167	$46,229

Net Interest Rate Spread (GAAP)	3.18%	3.05%	2.91%	2.61%	2.41%	2.95%	2.47%
Adjustment to FTE Basis	0.05	0.03	0.02	0.02	0.01	0.02	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	3.23%	3.08%	2.93%	2.63%	2.42%	2.97%	2.48%

Net Interest Margin (GAAP)	3.76%	3.64%	3.54%	3.27%	3.12%	3.55%	3.19%
Adjustment to FTE Basis	0.04	0.03	0.01	0.01	0.01	0.03	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.80%	3.67%	3.55%	3.28%	3.13%	3.58%	3.20%

	Three Months Ended					Year Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
(Dollars in thousands) (Unaudited)

Income (Loss) Before Income Tax Expense (GAAP)	$5,270	$(7,020)	$4,715	$2,336	$3,051	$5,300	$15,343
Net Provision (Recovery) for Credit Losses	362	259	8	(40)	683	589	570
PPNR (Non-GAAP)	5,632	(6,761)	4,723	2,296	3,734	5,889	15,913
Adjustments
Net (Gain) Loss on Securities	(14)	11,752	—	69	(3)	11,807	(51)
Gain on Sale of Subsidiary	—	—	—	—	—	—	(138)
Net Gain on Disposal of Premises and Equipment	(40)	—	—	—	—	(40)	(274)
Earn-out Payment Related to the Sale of EU	(711)	—	—	(49)	(708)	(759)	(708)
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	—	—	(915)
Reduction in Force Expenses		—	—	1,003	—	1,003	—
Adjusted PPNR (Non-GAAP) (Numerator)	$4,867	$4,991	$4,723	$3,319	$3,023	$17,900	$13,827
Annualization Factor	3.97	3.97	4.01	4.06	3.98	1.00	1.00
Average Assets (Denominator)	$1,546,251	$1,501,827	$1,489,041	$1,467,695	$1,536,100	$1,501,582	$1,502,500
Adjusted PPNR Return on Average Assets (Non-GAAP)	1.25%	1.32%	1.27%	0.92%	0.78%	1.19%	0.92%

	Three Months Ended					Year Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (Loss) (GAAP)	$4,742	$(5,696)	$3,949	$1,909	$2,529	$4,903	$12,594

Adjustments
Net (Gain) Loss on Securities	(14)	11,752	—	69	(3)	11,807	(51)
Gain on Sale of Subsidiary	—	—	—	—	—	—	(138)
Net Gain on Disposal of Premises and Equipment	(40)	—	—	—	—	(40)	(274)
Earn-out Payment Related to the Sale of EU	(711)	—	—	(49)	(708)	(759)	(708)
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	—	—	(915)
Reduction in Force Expenses		—	—	1,003	—	1,003	—
Tax effect	(178)	(2,129)	—	(215)	149	(2,522)	256
Adjusted Net Income (Non-GAAP)	$3,799	$3,927	$3,949	$2,717	$1,967	$14,392	$10,764
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,304,685	5,319,594	5,332,026	5,471,006	5,544,829	5,306,916	5,302,522
Earnings (Loss) per Common Share - Diluted (GAAP)	$0.89	$(1.07)	$0.74	$0.35	$0.46	$0.92	$2.38
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.72	$0.74	$0.74	$0.50	$0.35	$2.71	$2.03
Net Income (Loss) (GAAP) (Numerator)	$4,742	$(5,696)	$3,949	$1,909	$2,529	$4,903	$12,594
Annualization Factor	3.97	3.97	4.01	4.06	3.98	1.00	1.00
Average Assets (Denominator)	1,546,251	1,501,827	1,489,041	1,467,695	1,536,100	1,501,582	1,502,500
Return on Average Assets (GAAP)	1.22%	(1.50)%	1.06%	0.53%	0.65%	0.33%	0.84%
Adjusted Net Income (Non-GAAP) (Numerator)	$3,799	$3,927	$3,949	$2,717	$1,967	$14,392	$10,764
Annualization Factor	3.97	3.97	4.01	4.06	3.98	1.00	1.00
Average Assets (Denominator)	1,546,251	1,501,827	1,489,041	1,467,695	1,536,100	1,501,582	1,502,500
Adjusted Return on Average Assets (Non-GAAP)	0.97%	1.04%	1.06%	0.75%	0.51%	0.96%	0.72%

	Three Months Ended					Year Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
(Dollars in thousands) (Unaudited)

Net Income (Loss) (GAAP) (Numerator)	$4,742	$(5,696)	$3,949	$1,909	$2,529	$4,903	$12,594
Annualization Factor	3.97	3.97	4.01	4.06	3.98	1.00	1.00
Average Equity (GAAP) (Denominator)	155,003	149,121	147,139	147,763	147,873	149,775	143,622
Return on Average Equity (GAAP)	12.14%	(15.15)%	10.76%	5.24%	6.80%	3.27%	8.77%
Adjusted Net Income (Non-GAAP) (Numerator)	$3,799	$3,927	$3,949	$2,717	$1,967	$14,392	$10,764
Annualization Factor	3.97	3.97	4.01	4.06	3.98	1.00	1.00
Average Equity (GAAP) (Denominator)	155,003	149,121	147,139	147,763	147,873	149,775	143,622
Adjusted Return on Average Equity (Non-GAAP)	9.72%	10.45%	10.76%	7.46%	5.29%	9.61%	7.49%

	Three Months Ended					Year Ended
	12/31/25	9/30/25	6/30/25	3/31/25	12/31/24	12/31/25	12/31/24
(Dollars in thousands) (Unaudited)

Noninterest Expense (GAAP) (Numerator)	$9,923	$9,183	$8,748	$9,802	$9,453	$37,656	$35,649

Net Interest and Dividend Income (GAAP)	$13,826	$13,099	$12,540	$11,311	$11,532	$50,775	$46,068

Noninterest Income (Loss) (GAAP)	1,729	(10,677)	931	787	1,655	(7,230)	5,494
Operating Revenue (GAAP) (Denominator)	$15,555	$2,422	$13,471	$12,098	$13,187	$43,545	$51,562
Efficiency Ratio (GAAP)	63.79%	379.15%	64.94%	81.02%	71.68%	86.48%	69.14%

Noninterest Expense (GAAP)	$9,923	$9,183	$8,748	$9,802	$9,453	$37,656	$35,649
Adjustments:
Reduction in Force Expenses	—	—	—	(1,003)	—	(1,003)	—
Amortization of Intangible Assets	—	—	—	—	(88)	—	(958)
Adjusted Noninterest Expense (Non-GAAP) (Numerator)	$9,923	$9,183	$8,748	$8,799	$9,365	$36,653	$34,691

Net Interest and Dividend Income (GAAP)	$13,826	$13,099	$12,540	$11,311	$11,532	$50,775	$46,068
Noninterest Income (Loss) (GAAP)	1,729	(10,677)	931	787	1,655	(7,230)	5,494
Adjustments:
Net (Gain) Loss on Securities	(14)	11,752	—	69	(3)	11,807	(51)
Gain on Sale of Branches	—	—	—	—	—	—	(138)
Net Gain on Disposal of Premises and Equipment	(40)	—	—	—	—	(40)	(274)
Earn-out Payment Related to the Sale of EU	(711)	—	—	(49)	(708)	(759)	(708)
Net Gain on Bank-Owned Life Insurance Claims	—	—	—	—	—	—	(915)
Adjusted Noninterest Income (Non-GAAP)	$964	$1,075	$931	$807	$944	$3,778	$3,408
Adjusted Operating Revenue (Non-GAAP) (Denominator)	$14,790	$14,174	$13,471	$12,118	$12,476	$54,553	$49,476
Adjusted Efficiency Ratio (Non-GAAP)	67.09%	64.79%	64.94%	72.61%	75.06%	67.19%	70.12%